UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012

MICROMET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9201 Corporate Boulevard, Suite 400, Rockville, MD

(Address of principal executive offices)

(240) 752-1420

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Micromet, Inc., a Delaware corporation (the “Company”), on January 26, 2012, the Company is party to an Agreement and Plan of Merger, dated as of January 25, 2012 (the “Merger Agreement”), with Amgen Inc., a Delaware corporation (“Amgen”), and Armstrong Acquisition Corp., a former Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Amgen. Pursuant to the Merger Agreement, on February 2, 2012, Merger Sub commenced a tender offer to acquire all of the outstanding shares of common stock, par value $0.00004 per share, of the Company (“Shares”), for $11.00 per Share, net to the seller in cash without interest and less any applicable withholding taxes (the “Offer Price”) upon the terms and subject to the conditions set forth in the offer to purchase, dated February 2, 2012 (as amended or supplemented, the “Offer to Purchase”), and the related letter of transmittal (as amended or supplemented, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer”).

The Offer expired at 12:00 midnight, New York City time, at the end of Thursday, March 1, 2012 (the “Expiration Date”), as scheduled. The depositary for the tender offer advised Amgen and Merger Sub that, as of the Expiration Date, a total of 80,025,097 Shares had been validly tendered and not withdrawn pursuant to the Offer, which tendered Shares represent approximately 83.95 percent of the outstanding Shares. On March 2, 2012, Merger Sub accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Date. The Depositary also advised Amgen that it received commitments to tender 3,150,586 additional Shares under the guaranteed delivery procedures described in the Offer, representing approximately 3.31 percent of the outstanding Shares.

On March 2, 2012, Amgen and Merger Sub announced the commencement of a subsequent offering period, which expired at 12:00 midnight, New York City time, at the end of Tuesday, March 6, 2012. The depositary for the offer advised Amgen and Merger Sub that, at that time, 84,684,189 Shares had been validly tendered and not withdrawn in the initial offering period and the subsequent offering period, which tendered Shares represent approximately 88.34 percent of the outstanding Shares.

On March 7, 2012, Merger Sub exercised its option (the “Top-Up Option”) to purchase additional Shares directly from Micromet for $11.00 per Share so that it held at least 90% of the outstanding Shares following such exercise. Following the exercise of the Top-Up Option, Amgen and Merger Sub effected a short-form merger under Delaware law pursuant to which Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Amgen.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note, Item 3.02, Item 5.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

As a result of the consummation of the Offer and the Merger, the Company no longer fulfilled the numerical listing requirements of the NASDAQ Stock Market ( “NASDAQ”) and requested that the Shares be withdrawn from listing on NASDAQ as of the close of market on March 7, 2012. The Company has requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the Shares. Upon the filing of the Form 25, the Shares will be delisted from NASDAQ. The Company also intends to file with the SEC a Form 15 under the Exchange Act relating to the Shares, which would terminate and suspend the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to Merger Sub’s exercise of the Top-Up Option, the Company issued 15,951,220 Shares (the “Top-Up Shares”) to Merger Sub for a purchase price of $11.00 per Share and an aggregate purchase price of $175,463,420. Merger Sub paid the purchase price for the Top-Up Shares in full by (i) delivery to the Company of $638.05 in cash and (ii) execution and delivery to the Company of a promissory note in principal amount of $175,462,781.95 having the terms as set forth in the Merger Agreement. The Top-Up Shares, when added to the Shares owned by Merger Sub at the time of the exercise of the Top-Up Option, resulted in Merger Sub holding at least 90% of the outstanding Shares following such exercise.

The Company offered and sold the Top-Up Shares as a private placement pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The information contained in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Change in Control of Registrant.

As described in the Introductory Note above, at the Acceptance Time, Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Date. As a result of the acceptance of such Shares, a change in control of the Company has occurred.

As described above, on March 7, 2012, Merger Sub exercised its Top-Up Option and purchased the Top-Up Shares. Following the exercise of the Top-Up Option, Merger Sub caused the consummation of the Merger in accordance with the terms of the Merger Agreement. Because Merger Sub owned more than 90% of the issued and outstanding Shares following its completion of the Offer and purchase of the Top-Up Shares, Merger Sub was able to effect a short-form merger with the Company without prior notice to, or the approval or consent of, the Company’s stockholders, as permitted by Delaware law. Upon consummation of the Merger, the Company became a wholly owned subsidiary of Amgen. As a result of the Merger, each of the remaining outstanding Shares (other than Shares that are held by any stockholders who properly demand appraisal in connection with the Merger) was converted into the right to receive the same $11.00 in cash per Share, without interest and less any applicable withholding taxes, that was paid in the Offer (the “Merger Consideration”), except for Shares then owned by Amgen, the Company or any of their respective wholly owned subsidiaries, which Shares were cancelled and retired and ceased to exist, and no consideration was delivered in exchange therefor. Each of the 1,000 shares of common stock, par value $0.0001, of Merger Sub that was issued and outstanding immediately prior to the Merger was converted into one share of common stock, par value $0.0001 per share, of the Company, as the surviving corporation of the Merger. The depositary, acting as the paying agent for the Merger, will mail to the remaining former stockholders of the Company materials necessary to exchange their former Shares for such payment. Following the Merger, Amgen owns 1,000 shares of common stock of the Company, representing 100% of the issued and outstanding shares of common stock of the Company.

The total amount of funds required by Merger Sub to consummate the Offer and purchase all outstanding Shares in the Offer and to provide funding in connection with the Merger was approximately $1.16 billion, plus related fees and expenses. Amgen provided Merger Sub with sufficient funds to purchase all Shares that were validly tendered in the Offer and not withdrawn and to pay for the Merger Consideration. Amgen provided these funds from its available cash.

The other information required by Item 5.01(a) of Form 8-K is contained in (i) the Company’s Solicitation/Recommendation Statement on Schedule 14D-9, originally filed with the SEC on February 2, 2012, including the Information Statement comprising Annex I thereto, as subsequently amended and supplemented, and (ii) the Tender Offer Statement on Schedule TO, originally filed by Merger Sub and Amgen with the SEC on February 2, 2012, as subsequently amended and supplemented, and such information is incorporated herein by reference.

The information contained in the Introductory Note, in Item 3.02 and in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 26, 2012.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

On March 2, 2012, pursuant to the terms of the Merger Agreement, upon the Acceptance Time, Amgen became entitled to designate a number of individuals to the Company’s Board of Directors (the “Board”) that constitute at least a majority of the Board. Kapil Dhingra and Christian Itin resigned as directors of the Board and David F. Hale resigned as Chairman of the Board (but not as a director of the Board) effective as of the Acceptance Time on March 2, 2012. In addition, in accordance with the terms of the Merger Agreement, the Board appointed the following designees of Merger Sub to serve as directors of the Company: Robert A. Bradway, Sean E. Harper, Brian McNamee, Jonathan M. Peacock, David J. Scott and Kevin W. Sharer, with Mr. Sharer appointed Chairman of the Board. Information regarding such designees has been previously disclosed in the Information Statement contained in the Schedule 14D-9, which was filed by the Company with the SEC on February 2, 2012 and is incorporated herein by reference.

The disclosure contained in the Introductory Note is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 26, 2012.

In accordance with the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the effective time of the Merger, which consisted of Jonathan M. Peacock and David J. Scott, remained the only directors of the Company immediately after the effective time of the Merger. In addition, following the effective time of the Merger, Sean E. Harper was appointed as a third director of the Company.

In connection with the Merger, all executive officers of the Company voluntarily resigned from their offices effective as of the effective time of the Merger. At such time, Sean E. Harper was appointed as President and Chief Executive Officer, Jonathan M. Peacock was appointed as Executive Vice President and Chief Financial Officer and David J. Scott was appointed as Senior Vice President and General Counsel and Secretary.

Information about the new directors and executive officers of the Company is contained in Schedule A to the Schedule 14D-9 filed by the Company on February 2, 2012.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the consummation of the Merger, the Company’s Amended and Restated Certificate of Incorporation, as amended, and its Amended and Restated Bylaws were amended and restated in their entirety to be identical to the Certificate of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the consummation of the Merger, except that the name of the surviving corporation set forth therein is “Micromet, Inc.” Copies of the Certificate of Incorporation and Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation of Micromet, Inc.

3.2	Bylaws of Micromet, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly announced.

MICROMET, INC.

Date: March 7, 2012

	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Micromet, Inc.

3.2	Bylaws of Micromet, Inc.